Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-218976 on Form S-8 of Southern National Bancorp of Virginia, Inc. of our report dated June 29, 2020, with respect to the financial statements and supplemental schedule of VBA Defined Contribution Plan for Sonabank included in this Annual Report on Form 11-K for the year ended December 31, 2019.

/s/ Dixon Hughes Goodman LLP

Asheville, North Carolina

June 29, 2020